Tennenbaum Capital Partners Welcomes Todd Jaquez-Fissori

SANTA MONICA, Calif. – April 28, 2014 – Tennenbaum Capital Partners, LLC (Tennenbaum) announced today that Todd Jaquez-Fissori has joined the firm. Jaquez-Fissori is a veteran energy technology professional with over 20 years of experience, including 10 years in energy technology financing.

“We are delighted to welcome Todd, who will lead our energy technology group,” said Rajneesh Vig, Managing Partner of Tennenbaum and President and Chief Operating Officer of TCP Capital. “He brings deep industry knowledge and a strong set of relationships. We are looking forward to his contribution and to the continued success and growth of our firm.”

“I’m excited about joining Tennenbaum and leveraging their unique platform and market position,” said Todd Jaquez-Fissori, Managing Director of Tennenbaum and TCP Capital Corp. “I look forward to building the energy technology group to enhance strategic financing opportunities for our portfolio companies and their investors.”

Jaquez-Fissori will serve as Managing Director of Tennenbaum and TCP Capital Corp. He will also be Head of the Energy Technology Group. He most recently served as a senior managing director and group head of the energy technology group of Hercules Technology Growth Capital. Prior to joining Hercules in 2009, he served as a director at TriplePoint Capital and was the general partner in charge of cleantech investing at Siemens Venture Capital. He was formerly a principal at Boulder Ventures and an analyst at Mayfield. He earned his MBA from the University of Pennsylvania Wharton School of Business and a BA from Penn State University.

About Tennenbaum Capital Partners, LLC

Tennenbaum Capital Partners, LLC ("TCP") is a Los Angeles-based alternative investment management firm focused on performing credit and special situations for middle-market companies. TCP manages a publicly-traded business development company, TCP Capital Corp. (NASDAQ: TCPC), as well as other funds and accounts. Since its founding, TCP has invested more than $12 billion in over 300 companies. For more information, please visit: www.tennenbaumcapital.com and www.tcpcapital.com.

ABOUT TCP CAPITAL CORP.:

TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on performing credit lending to middle-market companies with established market positions. TCPC focuses on companies with differentiated products and strong regional or national operations and where it has deep industry knowledge and expertise. TCPC’s investment objective is to seek to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company's filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risks" section of the company's registration statement filed on Form N-2 dated March 18, 2014 and the company's subsequent periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

Tennenbaum Capital Partners, LLC

CONTACT:

Tennenbaum Capital Partners, LLC
Jessica Ekeberg

310-566-1003
investor.relations@tennenbaumcapital.com